UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                           INSTINET GROUP INCORPORATED
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           INSTINET GROUP RESPONDS TO THIRD AVENUE MANAGEMENT PROPOSAL

New York - June 9, 2005 - Instinet Group Incorporated (NASDAQ: INGP) announced today that, after careful consideration by its Board of Directors of the unsolicited proposal received from Third Avenue Management LLC to acquire the assets and liabilities of Instinet Group's institutional brokerage business, the Board continues to believe that the pending merger with The Nasdaq Stock Market, Inc. is in the best interests of Instinet shareholders.

In reaching this conclusion, the Board has reviewed Third Avenue's letter, considered the terms of its April 22, 2005 merger agreement with The Nasdaq Stock Market, Inc. and had discussions with Nasdaq with respect to the Third Avenue proposal.

Under the Instinet-Nasdaq merger agreement, Nasdaq has agreed to acquire 100% of Instinet Group for approximately $1.878 billion in cash, or approximately $5.44 per share. That agreement contains specific, binding provisions limiting Instinet's ability to consider alternative transactions, such as the one proposed by Third Avenue. Third Avenue's proposal, by its terms, is not a proposal to acquire 100% of Instinet Group, but only one of its businesses, and requires Nasdaq's participation. For this reason, among others, the proposal is not reasonably likely to constitute a "superior proposal" as defined in the Nasdaq merger agreement, and therefore Instinet is not in a position to further pursue it.

The Instinet Board also notes that Third Avenue's proposal is not a firm offer but rather is a conditional proposal subject, among other things, to "due diligence to its satisfaction." It relates to the business that Nasdaq has agreed, immediately following the Instinet merger, to sell to an affiliate of Silver Lake Partners L.P. Nasdaq's agreement with Silver Lake does not permit Nasdaq to sell that business to a different party.

The Board noted that the Nasdaq merger agreement is the result of an extended, six-month sale process, which was the subject of press statements and widely published reports. Third Avenue, an Instinet Group shareholder, chose not to participate in this process, although numerous other parties, both solicited and unsolicited, did. After this extensive process, and taking into account all offers and indications of interest and giving due consideration to any potential conflicts of interest presented by management's participation in Silver Lake's proposed purchase from Nasdaq, the Board determined that the Nasdaq offer was the best value reasonably available to all shareholders. These matters will be further described in the company's proxy statement relating to the Nasdaq merger, which it expects to file shortly with the Securities and Exchange Commission.

The Instinet Board of Directors remains squarely focused on maximizing Instinet shareholder value as well as complying with Instinet's contractual obligations.


Investor and Media Contact
Lisa Kampf
Instinet Group Incorporated
212 231 5022
lisa.kampf@instinet.com




ABOUT INSTINET GROUP

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Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

O Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Inc., Instinet Group's commission recapture subsidiary is also a part of Instinet.

O INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.


WHERE TO FIND ADDITIONAL INFORMATION ABOUT INSTINET, NASDAQ AND THE MERGER Instinet Group intends to file a proxy statement of Instinet Group in connection with the proposed merger. Instinet Group stockholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about Instinet Group, NASDAQ and the proposed merger. In addition to the documents described above, Instinet Group and NASDAQ file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Instinet Group or NASDAQ are available without charge at the SEC's website, at www.sec.gov, or from the companies' websites at http://www.instinetgroup.com and http://www.nasdaq.com, respectively.

Instinet Group, NASDAQ and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Instinet Group stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of Instinet Group is set forth in the Instinet Group proxy statement for its 2005 annual meeting which was filed with the SEC on April 15, 2005. A description of certain interests of the directors and officers of NASDAQ is set forth in NASDAQ's proxy statement for its 2005 annual meeting, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.


THIS NEWS RELEASE MAY BE DEEMED TO INCLUDE FORWARD-LOOKING STATEMENTS RELATING TO INSTINET GROUP. CERTAIN IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCLOSED IN SUCH FORWARD-LOOKING STATEMENTS ARE INCLUDED IN INSTINET GROUP'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AND OTHER DOCUMENTS FILED WITH THE SEC AND AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.INVESTOR.INSTINETGROUP.COM.


(C)2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC, member NASD/SIPC, branded as Instinet, The Institutional Broker, Inet ATS, Inc., member NASD/NSX/SIPC, branded as INET, The electronic marketplace, Lynch, Jones & Ryan, Inc., member NASD/SIPC and Bridge Trading Company, member NASD/SIPC are subsidiaries of Instinet Group Incorporated which is a member of the Reuters family of companies.